EXHIBIT 5

OPINION OF FRIED, BIRD & CRUMPACKER

November 18, 2002

Centennial First Financial Services, Inc.
218 East State Street
Redlands, California 92373

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the up to 343,332 shares of the common stock, without par value, of Centennial First Financial Services, Inc. (collectively, the “Shares”) issuable upon the exercise of options granted pursuant to the 2001 Stock Option Plan, as amended (the “Plan”) of Centennial First Financial Services, Inc. (the “Company”).

In connection with this opinion, we have examined the Company’s Articles of Incorporation, the by-laws of the Company, the Registration Statement, the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plan is paid for each Share, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, after payment therefor in the manner provided in the Plan, the Shares will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ FRIED, BIRD & CRUMPACKER, P.C.
Fried, Bird & Crumpacker, P.C.